                                                                     EXHIBIT 4.2


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                         THERMO ELECTRON CORPORATION,
                                    ISSUER


                                      AND


                             BANKERS TRUST COMPANY,
                                    TRUSTEE



                             ____________________


                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of October 29, 1998

                             ____________________



                  $150,000,000 Aggregate Principal Amount of

                  Ten Year 7.625% Notes due October 30, 2008



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

     FIRST SUPPLEMENTAL INDENTURE, dated as of October 29, 1998 ("First
                                                                  -----
Supplemental Indenture"), between Thermo Electron Corporation, a corporation
----------------------
duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), having its principal executive office located at 81 Wyman
            -------
Street, Waltham, Massachusetts 02454-9046, and Bankers Trust Company, a banking corporation duly organized and existing under the laws of the State of New York (hereinafter called the "Trustee"), having its principal corporate trust office
                         -------
located at Four Albany Street, 4th Floor, New York, New York 10006.

                                   RECITALS:

     WHEREAS, the Company has executed and delivered a Senior Indenture dated as of October 29, 1998 (hereinafter called the "Indenture"), to provide for the
                                             ---------
issuance from time to time of its unsecured senior debentures, notes or other evidences of indebtedness (hereinafter called the "Securities"). Capitalized
                                                   ----------
terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

     WHEREAS, Section 901 of the Indenture authorizes the Company and the Trustee to enter into supplemental indentures without the consent of the Holders to (i) add to the covenants of the Company for the benefit of the Holders of all or any series of Securities and (ii) add covenants which shall be subject to covenant defeasance.

     WHEREAS, to so provide for such additional covenants solely for the benefit of the series of Securities created hereby, and to so provide that certain additional covenants will be subject to covenant defeasance, the Company has authorized the execution of this First Supplemental Indenture to the Indenture and has requested the Trustee to execute the First Supplemental Indenture.

     WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument have been done and performed and the execution and delivery hereof have been in all respects duly authorized, including the delivery to the Trustee of the Opinion of Counsel and the Officers' Certificate referenced in Section 903 of the Indenture.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     The Company and the Trustee hereby covenant, declare and agree as follows:


                                   PART ONE

                     CREATION AND AUTHORIZATION OF SERIES

     There is hereby created and authorized the series of Notes entitled the "Ten Year 7.625% Notes, due October 30, 2008," (the "Series") which shall be a closed series limited to
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

$150,000,000 aggregate principal amount (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of this series pursuant to Section 305 of the Indenture).


                                   PART TWO

                 SPECIAL PROVISIONS APPLICABLE TO THIS SERIES

     The following special provisions are applicable to this Series only and are hereby agreed to as follows:

     (a) Section 101 of Article One of the Indenture is amended to redefine the term "Subsidiary" as follows:

     "Subsidiary" of any specified Person means (i) a corporation, at least a
      ----------
majority of the outstanding securities of which having ordinary voting power (other than securities having such power only by reason of the happening of a contingency) is at such time owned by such Person, either directly or indirectly by or with one or more Subsidiaries of such Person; or (ii) a partnership, joint venture, association, or other business entity, if in accordance with GAAP such entity is consolidated with such Person for financial statement purposes.

     (b) Section 101 of Article One of the Indenture is amended to add the following new definitions thereto, in the appropriate alphabetical sequence:

     "Attributable Debt" means, when used in connection with a sale and
      -----------------
leaseback transaction, at any date as of which the amount thereof is to be determined, the lesser of (i) the fair value of the property subject to the transaction (as determined in good faith by the officers of the Company) or (ii) the present value of rent for the remaining term of the lease. Rent shall be discounted to present value at the actual percentage rate inherent in such lease as determined in good faith by the officers of the Company, compounded semiannually. Rent is the lesser of (1) rent for the remaining term of the lease assuming it is not terminated or (2) rent from the date of determination until the first possible termination date plus the termination payment then due, if any. The remaining term of a lease includes any period for which the lease has been extended. Rent does not include (a) amounts for maintenance, repairs, insurance, taxes, assessments and similar charges or (b) contingent rent, such as that based on sales. Rent may be reduced by rent that any sublessee must pay from the date of determination for all or part of the same property.

     "Consolidated Net Assets" means the consolidated total assets of the
      -----------------------
Company and its Subsidiaries as reflected in the Company's most recent balance sheet prepared in accordance with GAAP, less (i) current liabilities (excluding current maturities of long-term debt and obligations under capital leases) and
(ii) trademarks, patents, and minority interests of others. Consolidated Net Assets includes goodwill of the Company and its Subsidiaries.

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     "Designated Subsidiary" means any Subsidiary of the Company, other than an
      ---------------------
International Subsidiary, which is wholly owned by the Company, either directly or indirectly through or with one or more wholly owned Subsidiaries of the Company, on the date as of which a determination is being made, whether or not such Subsidiary was owned as of the date of the Indenture or was created or acquired after the date of the Indenture. A Subsidiary is "wholly owned" by a Person or Persons if such Person or Persons own(s) all of the capital stock of such Subsidiary, other than directors' qualifying shares or similar securities.

     "Indebtedness" means, with respect to any Person, the aggregate amount
      ------------
(without duplication) of: (i) all obligations for borrowed money; (ii) all obligations evidenced by debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable, accrued commissions and other similar accrued current liabilities in respect of such obligations, in any case not overdue, arising in the ordinary course of business; (iv) all obligations of such Person under any lease (or other agreement conveying the right to use) of property by a Person as lessee or guarantor which would, in conformity with generally accepted accounting principles, be required to be accounted for as a capital lease on the balance sheet of that Person; (v) all reimbursement obligations of such Person in respect of any letters of credit or bankers' acceptances related to Indebtedness of such Person or another Person; (vi) all Attributable Debt; (vii) all Redeemable Stock and (viii) all guarantees of (a) obligations specified in clauses (i) through (v) of this definition, (b) Attributable Debt and (c) Redeemable Stock, in each case of other Persons. The term "Indebtedness" shall not include any obligations of a Person under a Swap Contract.

     "International Subsidiary" means any Subsidiary of the Company the
      ------------------------
principal business of which is conducted, or the principal assets of which are located, outside of the United States.

     "Lien" means any lien, mortgage, pledge, security interest, charge, or
      ----
encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give any lien, mortgage, pledge, security, interest, charge, or other encumbrance of any kind.

     "Principal Property" means any land, land improvement, building and
      ------------------
associated equipment or property owned or leased pursuant to a capital lease and located within the United States of America and having a book value in excess of 3% of Consolidated Net Assets as of the date of such determination, but not including any such property financed through the issuance of tax exempt governmental obligations, or any such property that has been determined by resolution of the Board of Directors of the Company not to be of material importance to the respective businesses conducted by the Company and its Designated Subsidiaries taken as a whole.

     "Redeemable Stock" means, with respect to any Person, any stock that by its
      ----------------
terms matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise.

     "Swap Contract" means any agreement relating to any transaction that is a
      -------------
rate swap, basis swap, forward rate transaction, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing, provided that such Swap Contract was entered into for the purpose of managing risks associated with liabilities, commitments or assets of the Company or any Subsidiary of the Company and not for speculation.

     "Undesignated Subsidiary" means any Subsidiary of the Company that is not a
      -----------------------
Designated Subsidiary.

     (c) Section 402(3) of Article Four of the Indenture is amended to replace the first sentence thereof as follows:

     Upon the Company's exercise of the above option applicable to this Section 402(3) with respect to any Securities of or within a series, the Company shall be released from its obligations under Article Eight and Sections 102 and 1005 and, if applicable, Sections 1007 and 1008 and, to the extent specified pursuant to Section 301, any other covenant applicable to such Securities, with respect to such Outstanding Securities and any Coupons appertaining thereto on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, "covenant defeasance"), and such Securities and any
                         -------------------
Coupons appertaining thereto shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder.

     (d) Article Ten of the Indenture is amended to add the following additional sections at the end thereof as follows:

Section 1007.  Restrictions on Liens.
               ---------------------

     Except as otherwise provided herein or pursuant hereto, the Company will not, and will not permit any Designated Subsidiary to, incur any Indebtedness secured by a Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or on any Principal Property of the Company or a Designated Subsidiary (such stock, indebtedness or other obligations and Principal Property being collectively referred to as "Property"), unless the Company secures or causes such Designated Subsidiary to secure the Notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Designated Subsidiary then existing or thereafter created ranking equally with the Notes, including guarantees of indebtedness of others) equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness shall be so secured; provided that such restrictions shall not apply in the case of Indebtedness secured by: (i) Liens on Property existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or to secure any Indebtedness incurred prior to, at the time of or within 180 days after the acquisition of such Property for the purpose of financing all or any part of the purchase price thereof; (ii) Liens securing Indebtedness owing by the Company to a Designated Subsidiary or by a Designated Subsidiary to the Company or any
other Designated Subsidiary; (iii) Liens on Property of any entity, or on the stock, indebtedness or other obligations of such entity, existing at the time
(a) such entity becomes a Designated Subsidiary, (b) such entity is merged into or consolidated with the Company or a Designated Subsidiary or (c) the Company or a Designated Subsidiary acquires all or substantially all of the assets of such entity, provided that no such Lien extends to any other Property; (iv) Liens on Property to secure any Indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to such Property, which Indebtedness is incurred prior to, at the time of or within 180 days after the completion of such development or improvements; (v) any Lien on Property to secure Indebtedness or other indebtedness incurred in connection with any financing undertaken in accordance with Section 103 of the Internal Revenue Code of 1986, as amended, or any replacement law; (vi) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that (a) any such Lien attaches to such property within twelve months after the acquisition thereof and (b) such Lien attaches solely to the property so acquired; (vii) Liens securing indebtedness of a successor corporation to the Company to the extent permitted by the Indenture; (viii) Liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Designated Subsidiary and any federal, state or municipal government or other governmental body or quasi-governmental agency; and (ix) any renewal, extension or replacement (in whole or in part) of any Lien permitted pursuant to exceptions
(i) through (viii) above or of any Indebtedness secured thereby, provided that such extension, renewal or replacement Lien shall be limited to all or any part of the same Property that secured the Lien extended, renewed or replaced (plus improvements on such Property). Notwithstanding the foregoing restrictions, the Company may, and may permit any Designated Subsidiary to, incur Indebtedness secured by Liens on Property which are not otherwise excepted without equally and ratably securing the Notes, provided that the sum of all such Indebtedness outstanding (including the amount then being incurred) does not exceed 10% of Consolidated Net Assets immediately prior to the time such Indebtedness is incurred.

Section 1008.  Restrictions on Sale and Leaseback Transactions.
               -----------------------------------------------

     Except as otherwise provided herein or pursuant hereto, the Company will not, and will not permit any Designated Subsidiary to, enter into any arrangement (except for temporary leases for a term of not more than three years, or except for sale or transfer and leaseback transactions involving the acquisition or improvement of Principal Properties provided that the amount of consideration received at the time of sale or transfer by the Company or such Designated Subsidiary for the property so sold or transferred shall be applied as described in subsection (ii) below) with any bank, insurance company or other lender or investor, or to which any such lender or investor is party, providing for the leasing to the Company or any Designated Subsidiary of any Principal Property which has been or is to be sold or transferred by the Company or any Designated Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property unless either (i) the Company or any Designated Subsidiary could create Indebtedness secured by a Lien under the provisions related to restrictions on Liens on the property to be leased without equally and ratably securing the Notes, or (ii) the Company and the Designated Subsidiaries within the 12 months preceding such sale or transfer or the 12 months following such sale or transfer, regardless of whether such sale or transfer may have been made by the Company or by a Designated Subsidiary, have applied or apply an aggregate amount equal to the greater of (a) the net proceeds of the sale of the property leased pursuant to such arrangement or (b) the fair value of the property so leased at the time of entering into such arrangement: (1) to the voluntary retirement of Indebtedness of the Company or of a Designated Subsidiary which debt matures by its terms more than one year after the date on which it was originally incurred; or (2) to the acquisition, development or improvement of a Principal Property or Principal Properties.


                                  PART THREE

                              ACCEPTANCE OF TRUST

     The Trustee accepts the trust hereby created and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth.

                                     * * *

     This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



                 [Remainder of page intentionally left blank].

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

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                                THERMO ELECTRON CORPORATION


                                                By: /s/ Kenneth J. Apicerno
                                                   ------------------------
                                                Name:  Kenneth J. Apicerno
                                                Title: Treasurer
(SEAL)

Attest:


/s/ Sandra L. Lambert
---------------------
    Secretary

                                                BANKERS TRUST COMPANY, as
                                                TRUSTEE


                                                By: /s/ Ednora G. Linares
                                                   ------------------------
                                                Name:  Ednora G. Linares
                                                Title: Assistant Vice President
(SEAL)

Attest:


/s/ Marc Parilla
---------------------

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

COMMONWEALTH OF MASSACHUSETTS     )
                                  )  : SS.:
COUNTY OF MIDDLESEX               )


          On the 27th day of October, 1998, before me personally came Kenneth J. Apicerno, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of Thermo Electron Corporation, a Delaware corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such Corporation's seal; that it was so affixed by authority of the Board of Directors of said Corporation; and that he signed his name thereto by like authority.


                              /s/ Natalie J. Muecke
                              ---------------------------
                              Notary Public
                              Commission Expires: September 3, 2004

[NOTARIAL SEAL]



STATE OF NY    )
               )  : SS.:
COUNTY OF NY   )


          On the 29th day of October, 1998, before me personally came
Marc Parilla, to me known, who, being by me duly sworn, did depose and say that he is Asst. Treasurer of Bankers Trust Company, a New York banking corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such Corporation's seal; that it was so affixed by authority of the Board of Directors of said Corporation; and that he signed his name thereto by like authority.


                              /s/ Matthew Sherman
                              ---------------------------
                              Notary Public

                              Matthew Sherman
                              Notary Public, State of New York
                                No. O1SH5087362
                              Qualified in Westchester County
                              Commission Expires 11/3/99

[NOTARIAL SEAL]

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